Exhibit 23.1















                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
MOCON, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-42255, 33-49752, 33-58789, and 333-90116) on Form S-8 of MOCON, Inc. of our
reports dated February 20, 2004, relating to the consolidated balance sheets of MOCON, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 2003, which reports appear in the December 31, 2003 annual report on Form 10-K of MOCON, Inc.




                                           /s/ KPMG LLP

Minneapolis, Minnesota
March 30, 2004